================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              _____________________
   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                              Pamrapo Bancorp, Inc.
                (Name of Registrant as Specified in its Charter)

                        _________________________________
        (Name of Person Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.
     (1)   Title of each class of securities to which the transaction applies:
     (2)   Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)   Proposed maximum aggregate value of the transaction:
           Total proposed maximum aggregate value of the transaction:
     (5)   Total fee paid:

[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)   Amount Previously Paid:
     (2)   Form Schedule or Registration No.:
     (3)   Filing Party:
     (4)   Date Filed:

================================================================================

                              PAMRAPO BANCORP, INC.
                                  611 Avenue C
                            Bayonne, New Jersey 07002
                                 (201) 339-4600

                                                                  March 31, 2003

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Pamrapo Bancorp, Inc. (the "Company"), the holding company for Pamrapo Savings Bank, S.L.A. (the "Bank") which will be held on April 30, 2003, at 11:00 a.m., at Hi Hat Caterers, 180 West 54th Street, Bayonne, New Jersey.

     The attached Notice of Annual Meeting of Stockholders and the Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of Pamrapo Bancorp, Inc. as well as representatives of Radics & Co., LLC, the Company's independent auditors, will be present at the Annual Meeting to make a statement if they desire to do so and to respond to any questions that our stockholders may have regarding the business to be transacted.

     The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the proxy statement, the Board unanimously recommends a vote "FOR" each of the nominees as directors specified under Proposal I, "FOR" Proposal II, the amendment to the certificate of incorporation to increase the number of authorized shares of common stock, "FOR" Proposal III, the approval of the Pamrapo Bancorp, Inc. 2003 Stock-Based Incentive Plan, and "FOR" Proposal IV, the ratification of Radics & Co., LLC as the Company's auditors.

     Please sign and return the enclosed proxy card promptly. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

     On behalf of the Board of Directors and all the employees of the Company and the Bank, I wish to thank you for your continued support. We appreciate your interest.

                                   Sincerely,

                                   /s/ William J. Campbell

                                   President and Chief
                                   Executive Officer

                              PAMRAPO BANCORP, INC.
                                  611 Avenue C
                            Bayonne, New Jersey 07002
                                 (201) 339-4600

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on April 30, 2003

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Pamrapo Bancorp, Inc. (the "Company") will be held at 11:00 a.m., at Hi Hat Caterers, 180 West 54th Street, Bayonne, New Jersey.

     A proxy statement and proxy card for the Annual Meeting are enclosed herewith. The Annual Meeting is for the purpose of considering and voting upon the following matters:

          I. The election of three directors for terms of three years each or until their successors are elected and qualified;

          II. The amendment of the Certificate of Incorporation to increase the authorized shares of common stock from 7,000,000 to 25,000,000;

          III. The approval of the Pamrapo Bancorp, Inc. 2003 Stock-Based Incentive Plan; and

          IV. The ratification of Radics & Co., LLC as independent auditors of the Company for the fiscal year ending December 31, 2003.

     In addition, such other matters as may properly come before the Annual Meeting or any adjournments thereof will be considered and voted upon at the Annual Meeting.

     The Board of Directors has established March 10, 2003, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. Only recordholders of the common stock of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the forgoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of stockholders entitled to vote at the Annual Meeting will be available at Pamrapo Bancorp, Inc., 611 Avenue C, Bayonne, New Jersey 07002, for a period of twenty days prior to the Annual Meeting and also will be available for inspection at the Annual Meeting itself.

                                   By Order of the Board of Directors

                                   /s/ Margaret Russo

                                   Margaret Russo
                                   Secretary

Bayonne, New Jersey
March 31, 2003

                              PAMRAPO BANCORP, INC.

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 30, 2003

Solicitation and Voting of Proxies

     This proxy statement is being furnished to stockholders of Pamrapo Bancorp, Inc. ("Pamrapo Bancorp" or the "Company") in connection with the solicitation by the Company's board of directors (the "Board of Directors" or the "Board") of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 11:00 a.m., at Hi Hat Caterers, 180 West 54th Street, Bayonne, New Jersey, and at any adjournments thereof. The 2002 Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2002, accompanies this proxy statement, which is first being mailed to stockholders on or about March 31, 2003.

     Regardless of the number of shares of common stock of Pamrapo Bancorp ("Common Stock") owned, it is important that stockholders be represented by proxy or present in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of Pamrapo Bancorp will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxies will be voted "FOR" each of the nominees as directors specified under Proposal I, "FOR" Proposal II, the amendment to the Certificate of Incorporation, "FOR" Proposal III, the approval of the Pamrapo Bancorp, Inc. 2003 Stock-Based Incentive Plan and "FOR" Proposal IV, the ratification of auditors.

     Other than the matters listed on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy card, however, confers on the designated proxyholders discretionary authority to vote the shares of Common Stock in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

     A proxy may be revoked at any time prior to its exercise by the filing of written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your recordholder to vote personally at the Annual Meeting.

     The cost of solicitation of proxies on behalf of management will be borne by Pamrapo Bancorp. In addition to the solicitation of proxies by mail, Regan & Associates, Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $7,000, including reasonable out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and regular employees of the Company and Pamrapo Savings Bank, S.L.A. (the "Bank"), without additional compensation therefor. Pamrapo Bancorp will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities

     The securities which may be voted at the Annual Meeting consist of shares of Common Stock, with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting except as described below. The close of business on March 10, 2003 has been established by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 5,145,986 shares.

     In accordance with the provisions of the Company's certificate of incorporation as of the Record Date, record holders of Common Stock who beneficially own in excess of ten percent (10%) of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company's certificate of incorporation, as of the Record Date, authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

     The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock entitled to vote (after giving effect to the Limit described above, if applicable) is necessary to constitute a quorum at the Annual Meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee or a beneficial owner holding shares at the Annual Meeting does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote "FOR" the election of the nominees proposed by the Board, or to "WITHHOLD AUTHORITY" to vote for one or more of the nominees being proposed. Under applicable law and the Company's certificate of incorporation and bylaws, directors are elected by a plurality of votes cast, meaning the nominees receiving the greatest number of votes will be elected. Broker non-votes and proxies as to which authority to vote for one or more of the nominees being proposed is withheld will have no effect on this matter.

     As to the amendment to the certificate of incorporation, the approval of the Pamrapo Bancorp, Inc. 2003 Stock-Based Incentive Plan, the ratification of independent auditors and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, a stockholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item. Under the Company's certificate of incorporation and bylaws, unless otherwise required by law, such matters shall be determined by a majority of votes cast. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on these matters.

     If you participate in the Pamrapo Savings Bank, S.L.A. Employee Stock Ownership Plan and Trust (the "ESOP"), you will receive a voting instruction form that reflects all shares you may vote under the ESOP. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. The deadline for returning your voting instructions to the ESOP trustee is April 23, 2003.

     Proxies solicited hereby will be returned to the proxy solicitors or the Company's transfer agent, and will be tabulated by inspectors of election designated by the Company, who will not be employed by, or be a director of, the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company for safekeeping.

Security Ownership of Certain Beneficial Owners

     The following table sets forth certain information as to those persons believed by management to be beneficial owners of more than 5% of the Company's shares of Common Stock outstanding on the Record Date. Persons and groups owning in excess of 5% of the Company's Common Stock are required to file certain reports regarding such ownership with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934 ("Exchange Act"). Other than those persons listed below, the Company is not aware of any person or group that owns more than 5% of the Company's Common Stock as of the Record Date.

                                                              Amount and
                                                               Nature of
                                                              Beneficial
  Title of Class      Name and Address of Beneficial Owner     Ownership     Percent of Class
Common Stock      William J. Campbell                           591,861           11.50%
                  c/o Pamrapo Bancorp, Inc.
                  611 Avenue C
                  Bayonne, New Jersey 07002
Common Stock      Pamrapo Savings Bank, S.L.A.                  494,646(1)         9.61%
                  Employee Stock Ownership Plan and Trust
                  c/o Pamrapo Savings Bank, S.L.A.
                  611 Avenue C
                  Bayonne, New Jersey 07002
Common Stock      Dimensional Fund Advisors, Inc.               284,500(2)         5.54%
                  1299 Ocean Avenue, 11th Floor
                  Santa Monica, California 90401

(1) The Employee Stock Ownership Plan ("ESOP") Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Additionally, the ESOP Trustee will vote allocated shares for which no timely voting instruction are received in the same proportion as shares for which the ESOP Trustee has received proper voting instructions. At December 31, 2002, 494,646 shares of Common Stock had been allocated to participating employee accounts. As of this same date, no unallocated shares remain in the ESOP.

(2) Based on information contained in a Schedule 13G/A filed with the SEC on February 10, 2003. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities that are owned by certain investment companies, trusts and accounts.

                 PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

                        PROPOSAL I. ELECTION OF DIRECTORS

         The number of directors of Pamrapo Bancorp is currently set at seven
(7). Each of the seven members of the Board of Directors of Pamrapo Bancorp also serves as a director of the Bank. Directors are elected for staggered terms of three years each, with a term of office of only one class of directors expiring in each year. Directors serve until their successors are elected and qualified.

         William J. Campbell, John A. Morecraft and Patrick D. Conaghan have been nominated to stand for election at the Annual Meeting. All of the nominees named are presently directors of the Company and the Bank. No person being nominated by the Nominating Committee of the Board of Directors as a director is being proposed for election pursuant to any agreement or understanding between any person and Pamrapo Bancorp. Unless authority to vote for the directors is withheld, shares represented by the enclosed proxy card will be voted FOR the election of the nominees. Additionally, if you sign, date and return the proxy card without giving voting instructions, your shares will be voted FOR the election of the nominees.

         In the event that any nominee is unable or declines to serve for any reason, it is intended that proxies will be voted for the election of the other nominee named and for such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
                    OF THE NOMINEES NAMED IN THIS PROPOSAL I.

Information With Respect to Nominees, Continuing Directors and Executive
Officers

         The following table sets forth, as of the Record Date, the names of the nominees, continuing directors, "Named Executive Officers" as defined below, and their ages, a brief description of their recent business experience, including present occupations and employment, the year in which each became a director of the Bank and the year in which their term (or in the case of the nominees, their proposed term) as director of the Company expires. This table also sets forth the number of shares of Common Stock and the percentage thereof beneficially owned by each director and Named Executive Officer and all directors and executive officers as a group. Ownership information is based upon information furnished by the respective individuals.

                                                                           Shares of
                                                                           Common
Name and Principal Occupation                                   Expiration Stock
at Present and for the Past Five                      Director  of         Beneficially    Percent
Years                                           Age   Since (1) Term       Owned(2)        of Class
--------------------------------------------- ------ ---------- ---------- --------------  -------------
Nominees:

William J. Campbell                             65      1987         2006      591,862       11.50%
    President and Chief Executive
    Officer of the Company
    Executive Vice President from
    1965 until being made
    President
    and Chief Executive Officer in
    1970
John A. Morecraft                               81      1982         2006      157,156(3)     3.05%
    Vice Chairman of the
    Board of the Bank since
    1987; President of John A.
    Morecraft, Inc., a construction
    firm, since 1949
Patrick D. Conaghan                             65      2002         2006       22,000        *
    Practicing attorney for law firm of
    Conaghan & Conaghan since 1971; Retired
    municipal court judge

                                                                           Shares of
                                                                           Common
Name and Principal Occupation                                   Expiration Stock
at Present and for the Past Five                      Director  of         Beneficially    Percent
Years                                           Age   Since (1) Term       Owned(2)        of Class
--------------------------------------------- ------ ---------- ---------- --------------  -------------
Continuing Directors:

Daniel J. Massarelli                            71      1960       2005      200,140          3.89%
    Chairman of the Board of the
    Company; Chairman of the
    Board of the Bank since
    February 1987;
    Registered pharmacist and
    former owner of Massarelli
    Pharmacy, Inc.
Francis J. O'Donnell                            75      1993       2005       47,200          *
    Former owner of O'Donnell
    Agency, an independent real
    estate and insurance agency
Dr. Jaime Portela                               71      1977       2004       38,088          *
    Retired Bayonne physician
James Kennedy                                   69      1994       2004        6,528          *
    Retired executive of J.C.
    Penney and Co.

Executive Officers:

Kenneth D. Walter                               39       --         --        34,069          *
    Vice President, Treasurer and Chief
    Financial Officer of the Company and
    Bank since 2001; Controller from 2000
    to 2001; Internal Auditor from 1988 to
    2000.
Robert A. Hughes                                64       --         --        83,982          1.63%
    Vice President of the Company
    and Bank since 1990.
Stock ownership of all directors                --       --         --     1,181,024(4)(5)   22.95%
    and executive officers as a group
    (9 persons)

* Does not exceed 1.0% of the Company's voting securities.
(1)  Includes years of service as a director of the Bank.
(2) Each person or relative of such person whose shares are included herein, exercises sole (or shared with spouse, relative or affiliate) voting and dispositive powers as to the shares reported.
(3)  Includes 91,156 shares held by John A. Morecraft, Inc. Profit Sharing Plan.
(4)  Includes the shares noted in the footnotes above.

(5) Includes 95,669 shares allocated to the account of the executive officers under the Pamrapo Savings Bank, S.L.A. Employee Stock Ownership Plan. With respect to each, the individual has voting but not investment power as follows: Mr. Campbell - 60,997 shares; Mr. Walter - 14,074 shares; and Mr. Hughes - 20,598 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities and Exchange Act of 1934 (the "Exchange Act") requires the Company's officers (as defined in regulations promulgated by the Securities and Exchange Commission ("SEC") thereunder) and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of copies of reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the past fiscal year all of its officers, directors and greater than ten percent beneficial owners complied with applicable filing requirements.

Meetings of the Board and Committees of the Board

         The Board of Directors of the Company held 6 meetings in 2002. The Board of Directors of the Bank held 12 meetings in 2002. The Board of Directors of the Bank maintains an Executive Committee and jointly maintains an Audit Committee with the Company. No director of the Company attended fewer than seventy-five percent (75%) in the aggregate of the total number of the Board meetings held and the total number of committee meetings on which such director served during 2002.

Audit Committee

         During fiscal year 2002, the Audit Committee of the Company and the Bank consisted of James Kennedy (Chairman), Daniel J. Massarelli and Francis J. O'Donnell. As of January 28, 2003, the Audit Committee for fiscal year 2003 consists of James Kennedy (Chairman), Patrick D. Conaghan and Francis J. O'Donnell. The Board of Directors has determined that all of the members of the Committee are "independent directors" as currently defined in Rule 4200 of the National Marketplace Rules of The National Association of Securities Dealers, Inc. ("NASD"). The Audit Committee of the Company met 8 times during 2002. The Audit Committee of the Bank met 8 times during 2002. These committees are responsible for reporting to the Board on the general financial condition of the Company and the Bank and the results of the annual audit, and are responsible for ensuring that the Company's and the Bank's activities are conducted in accordance with applicable laws and regulations.

                          Report of the Audit Committee

         The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

         The Board of Directors adopted a written charter for its Audit Committee on August 22, 2000. The Board of Directors will reassess the adequacy of the Audit Committee charter following the final adoption of new corporate governance standards currently proposed by the NASD and the new rules regarding audit committee responsibility contemplated by the Sarbanes-Oxley Act of 2002.

         In accordance with its written charter, the Audit Committee (the "Committee") assists the Board of Directors in fulfilling its responsibility for overseeing the quality and integrity of the accounting, auditing and financial reporting practices of the Company and the Bank and their systems of internal controls.

         In discharging its oversight responsibility as to the audit process, each year the Committee obtains from its independent accountants a formal written statement describing all relationships between the accountants and the Company that might bear on the accountants' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discusses with the accountants any relationships that may impact their objectivity and independence, and satisfies itself as to the accountants' independence.

         The Committee reviewed with the Company's internal auditors and independent accountants the overall scope and plans for their respective audits and the results of internal audit examinations. The Committee also discussed with management, the internal auditors and the independent accountants the quality and adequacy of the Company's internal controls and the overall quality of the Company's financial reporting process.

         The Committee discussed and reviewed with its independent accountants communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and discussed and reviewed the results of the independent accountants' examination of the consolidated financial statements. In addition, the Committee considered the compatibility of nonauditing services provided to the Company and the Bank with the accountants' independence in performing their auditing functions.

         The Committee reviewed and discussed interim financial information contained in each quarterly report and earnings announcement with management and independent accountants prior to public release as necessary. The Committee reviewed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2002, with management and the independent accountants. Management has the responsibility for the preparation of the

Company's consolidated financial statements and the independent accountants have the responsibility for the audit of those statements.

         Based on the above mentioned reviews and discussions with management and the independent accountants, the Committee recommended to the Board that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder ratification, of the independent accountants, and the Board of Directors concurs with such recommendation.

                               The Audit Committee

James Kennedy                  Daniel J. Massarelli         Francis J. O'Donnell

Director Nominations

         The full Board of Directors of the Company acts as a nominating committee (the "Nominating Committee") for the annual selection of nominees for election as directors. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders for nominees nor established procedures for this purpose. Nominations by stockholders must comply with certain procedural and informational requirements set forth in the Company's bylaws. See "ADDITIONAL INFORMATION--Notice of Business to Be Conducted at an Annual Meeting." The Board of Directors met once during the past fiscal year in its capacity as the Nominating Committee.

Directors' Compensation

         Directors' Fees. The Company is the parent company of the Bank. It is responsible for establishing and paying the fees to the directors of the Company and Bank. Directors of the Bank receive an annual retainer of $15,000. Directors of the Company receive $500 for each Board of Directors meeting of the Company attended. Directors of the Bank receive $650 for each Board meeting attended and $550 for each committee meeting attended, except for the Chairman of the Board, who receives $750 for each Board meeting attended and $650 for each committee meeting attended. The Chairman of the Audit Committee receives $1,000 for each meeting attended and the members of the Audit Committee receive $650 for each Audit Committee meeting attended. Directors who are also full time employees of the Bank receive no fees for attending meetings or other compensation in their capacity as directors. Directors who participate in the inspections made in the course of the loan application process of the Bank are compensated at $150 for every inspection made in Bayonne and $250 for every inspection made outside of the Bayonne area, plus a mileage allowance. Messrs. Morecraft and Massarelli each received $61,200 for the inspections during fiscal 2002.

         Outside Directors' Consultation and Retirement Plan. Under the Bank's Outside Directors' Consultation and Retirement Plan, a director who is not an officer or employee of the Bank, who has served as a director for at least ten years, and who agrees to provide continuing service to the Bank, will be eligible, upon retirement, to receive one year of benefits for every two years of prior service on the Board.

Executive Compensation

         Personnel Committee. The Company is the parent company of the Bank. It does not pay any cash compensation to the executive officers of the Company. Therefore, the Company does not maintain a compensation committee. The Personnel Committee of the Board of Directors of the Bank (the "Personnel Committee") is responsible for establishing the compensation levels and benefits for executive officers of the Bank, who also serve as executive officers of the Company and for reviewing recommendations of management for compensation and benefits for other officers and employees of the Bank. During fiscal year 2002, the Personnel Committee consisted of John A. Morecraft, Daniel J. Massarelli, Dr. Jaime Portela and Patrick D. Conaghan. As of January 28, 2003, the Personnel Committee now consists of James Kennedy, Patrick D. Conaghan and Dr. Jaime Portela. The Personnel Committee met 2 times during 2002.

              Personnel Committee Report on Executive Compensation

         The report of the Personnel Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and the other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and the other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the personnel committee of the Bank (the "Personnel Committee"), at the direction of the Board of Directors has prepared the following report for inclusion in this proxy statement.

         Compensation Policies. The Personnel Committee has the following goals for compensation programs impacting the executive officers of the Company and the Bank:

         o to provide motivation for the executive officers to enhance stockholder value by linking their compensation to the value of the Company's Common Stock;

         o to retain the executive officers who have led the Company to high performance levels and allow the Company to attract high quality executive officers in the future by providing total compensation opportunities which are consistent with competitive norms of the industry and the Company's level of performance; and

         o to maintain reasonable "fixed" compensation costs by targeting base salaries at a competitive average.

In addition, in order to align the interests and performance of its executive officers with the long term interests of its stockholders, the Company and the Bank adopted plans which reward the executives for delivering long term value to the Company and the Bank through stock ownership.

         The executive compensation package available to executive officers is composed of the following components:

         (i)   base salary;

         (ii)  annual bonus awards; and

         (iii) long term incentive compensation, including options and stock awards.

         Mr. Campbell has employment agreements which specify a minimum base salary and require periodic review of such salary. In addition, executive officers participate in other benefit plans available to all employees including the Employee Stock Ownership Plan and the 401(k) Plan.

         Base Salary. In determining salary levels, the Personnel Committee considers the entire compensation package, including the equity compensation provided under the Company's stock plans, of the executive officers. The Personnel Committee meets in the fourth quarter of each year to determine the level of any salary increase to take effect as of the last month of that fiscal year. No increases were granted in 2002. The Personnel Committee determines the level of salary increase after reviewing the qualifications and experience of the executive officers of the Bank, the compensation paid to persons having similar duties and responsibilities in other institutions, and the size of the Bank and the complexity of its operations. The Personnel Committee consulted a survey of compensation paid to executive officers performing similar duties for depository institutions and their holding companies, with particular focus on the level of compensation paid by comparable institutions including some, but not all, of the companies included in the peer group used for the Stock Performance Graph provided in this Proxy Statement. The salary levels are intended to be consistent with competitive practices of comparable institutions and each executive's level of responsibility.

         Although the Personnel Committee's policy in regard to base salary is subjective and no specific formula is used for decision making, the Personnel Committee considered the overall performance of the Company including the earnings of the Company and the performance of the individual executive officer.

         Annual Bonus Awards. In determining bonus awards, the Personnel Committee considers the entire compensation package of the executive officers. As discussed under the discussion of base salaries, the bonus awards are intended to be consistent with competitive practices of comparable financial institutions and each executive officer's level of responsibility.

         The Personnel Committee met during the year to determine bonus compensation. Although the Personnel Committee's policy in regard to bonus is subjective and no specific formula is used for decision making, the bonus awards are aimed at reflecting the overall financial performance of the Company, and the performance of the individual executive officer. The Personnel Committee granted bonus awards in 2002.

         Long Term Incentive Compensation. The Company and the Bank maintain the Incentive Option Plan and the management recognition and retention plan, respectively, under which executive officers may receive discretionary grants and awards. The Personnel Committee believes that stock ownership is a significant incentive in building a stockholder's wealth and aligning the interests of employees and stockholders. In connection with the Company's initial public offering, all the executive officers received grants and awards which had vesting periods of twenty percent (20%) per year beginning on November 10, 1990. In addition, the Personnel Committee granted additional awards to certain executive officers. All such awards have fully vested. The Personnel Committee did not make any additional awards during 2002.

         Compensation of the Chief Executive Officer. During fiscal year 2002, Mr. Campbell did not receive any increases in his base salary. He received an annual bonus award for 2002. His compensation generally is comparable to the compensation paid by peer institutions in the Bank's market area.

                               Personnel Committee

John A. Morecraft              Daniel J. Massarelli            Dr. Jaime Portela

                               Patrick D. Conaghan

         Stock Performance Graph. The following graph shows a five year comparison of stockholder return on the Company's Common Stock with the cumulative total returns of companies on the Russell 2000 Index, the SNL NASDAQ Thrift Index and the SNL $250M to $500M Thrift Index supplied by SNL Financial L.C. Total return assumes the reinvestment of all dividends. The Company now qualifies for comparison with a new peer group, the SNL NASDAQ Thrift Index, because its size is now over $500M. Going forward, the Company will no longer include the $250M to $500M Thrift Index in its comparison. The graph assumes $100 was invested on December 31, 1997.

                       Comparative Five-Year Total Returns
       Pamrapo Bancorp, Inc., Russell 2000 Index, SNL NASDAQ Thrift Index
                       and SNL $250M to $500M Thrift Index
                     (Performance Results Through 12/31/02)

--------------------------------------------------------------------------------
                              Pamrapo Bancorp, Inc.
--------------------------------------------------------------------------------

                               [PERFORMANCE GRAPH]

                                           Period Ending
                              ---------------------------------------------------------------------
Index                         12/31/97    12/31/98    12/31/99    12/31/00    12/31/01    12/31/02
---------------------------------------------------------------------------------------------------
Pamrapo Bancorp, Inc.           100.00       91.54       90.05       83.42      119.55      163.93
Russell 2000 Index              100.00       97.45      118.17      114.60      117.45       93.39
SNL $250M-$500M Thrift Index    100.00       86.81      102.04      113.74      161.78      211.37
SNL NASDAQ Thrift Index         100.00       87.44       75.20       94.33      121.06      154.43

     Summary Compensation Table. The following table shows, for the years ending December 31, 2002, 2001, and 2000, the cash compensation paid by the Company and the Bank, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and any other executive officer of the Company who earned and/or received salary and bonus in excess of $100,000 (the "Named Executive Officers").

                                                       Other Annual      All Other
                                  Salary                Compensation    Compensation
                                  (2)(3)    Bonus          (5)             (6)
      Position          Year       ($)       ($)           ($)             ($)
William J. Campbell     2002     358,000   60,802(4)        98             5,500
  Chief Executive       2001     313,346   41,148           --                --
  Officer and           2000     309,000   27,071           --                --
  President

Robert A. Hughes        2002     141,500   33,731(4)        98             5,500
  Vice President        2001     127,654   16,243          - -             5,250
                        2000     126,750    8,663          - -             5,250

Kenneth D. Walter(1)    2002     92,500    22,903(4)       552             5,084
  Vice President,       2001     84,298     6,497          - -             3,890
  Treasurer and
  Chief Financial
  Officer

* For fiscal years 2002, 2001, and 2000, the Bank had no long-term incentive plans ("LTIPs") in existence and made no payouts or awards under such plans. Therefore, the columns related to LTIPs have been excluded.
(1)  Mr. Walter was not an executive officer prior to 2001.
(2) Includes amounts of salary deferred pursuant to the Pamrapo Savings Bank, S.L.A. 401(k) plan. Participants may elect to have up to 10% of their annual compensation deferred.
(3) Includes amounts paid for services rendered to the Bank's service corporation and the Company.
(4) Includes Christmas bonus and stock bonus of 400 shares at fair market value.
(5) Represents the sum of amounts reimbursed for payment of taxes on stock awards. For fiscal years 2002, 2001, and 2000 there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long term incentive plans prior to settlement or maturation; or (e) preferential discounts on stock.
(6) Includes amounts contributed by the Bank to the named executive officers accounts pursuant to the Bank's 401(K) Plan.

     Employment Agreements. William J. Campbell's employment agreements with the Bank and Company each provide for a three-year term. On each anniversary date of the agreements, the agreements automatically are extended for an additional year, unless notice of non-renewal is given by the Bank and the Company so that the remaining terms shall be three years. The current aggregate annual base salary under the agreements may be increased at the discretion of the Board of Directors. In addition to the base salary, each agreement provides, among other things, for participation in stock option plans and other fringe benefits applicable to executive personnel.

     Each agreement provides for termination by the Bank and Company for "cause," as defined in the agreements, at any time. In the event the Bank and Company choose to terminate Mr. Campbell's employment for reasons other than for cause, or in the event of his resignation from the Bank and Company upon failure to re-elect him to his current offices, a material lessening of his functions, duties or responsibilities, or upon liquidation, dissolution, consolidation or merger in which the Bank or the Company are not the resulting entity, or a breach of the agreements by the Bank or the Company, he or, in the event of death, his beneficiary as the case may be, would be entitled to a severance payment equal to the greater of (i) three times his average annual salary over the previous three years, or (ii) the payments owed for the remaining term of the agreement. The Bank and Company would also continue his life, health and disability coverage for the remaining term of the agreements or, if earlier, until he is employed by another employer. If termination results from a change in control of the Bank or the Company, as defined in the agreements, Mr. Campbell would be entitled to (i) a severance payment equal to three times his average annual salary over the previous three years paid to him under the agreements, and (ii) continued benefits as described above. In the event that a change in control resulting in the termination of employment occurred based on the current annual compensation, Mr. Campbell would receive approximately $1,115,000 in addition to other non-cash benefits provided for under the agreement.

     Special Termination Agreements. Kenneth D. Walter and Robert A. Hughes each have a special termination agreement with the Company. Both agreements are for a term of three years, which term is extended for an additional year upon the first anniversary date of the date of the agreement and will be automatically extended at each anniversary date thereafter such that the remaining term is three years. Mr. Walter's agreement provides that at any time following a change in control of the Company or the Bank, if the Company or the Bank terminate Mr. Walter's employment with the Company or the Bank for any reason other than "cause" (as defined in the agreement), or if Mr. Walter terminates his employment following demotion, loss of title, office, significant authority, a reduction in compensation, or relocation of his principal place of employment, Mr. Walter will be entitled to receive a payment in an amount equal to three times his respective average annual compensation for the five previous years of his employment with the Bank. Mr. Hughes' agreement provides that at any time following a change in control of the Company or the Bank, if the Company terminates Mr. Hughes' employment for any reason other than "cause" (as defined in the agreement), or if Mr. Hughes terminates his employment following demotion, loss of title, office, significant authority, a reduction in compensation, or relocation of his principal place of employment, Mr. Hughes will be entitled to receive a payment in an amount equal to three times his respective average annual compensation for the three previous years of his employment with the Company and the Bank. If a change in control occurs, based on current annual compensation, the amount payable to Messrs. Walter and Hughes would be approximately $255,000 and $471,000, respectively. Certain insurance coverage maintained by the Bank at the time of any such termination would be continued for a three-year period.

     Payments under the employment agreements in the event of a change in control may constitute excess parachute payments under Section 280G of the Internal Revenue Code (the "Code") for executive officers, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company and the Bank.

     Incentive Option Plan. The Company maintains an Incentive Option Plan which provides discretionary awards to officers and employees of the Bank as determined by the Personnel Committee. No options were exercised by the Named Executive Officers during

2002. In addition, no outstanding stock options were held by the Named Executive Officers as of December 31, 2002.

     Retirement Plan. The Bank maintains the Retirement Plan of Pamrapo Savings Bank, S.L.A. (the "Retirement Plan"), which is a defined benefit pension plan, for the benefit of salaried employees employed by the Bank. Under the Retirement Plan's funding method, the actuarial present value of projected benefits of each individual is allocated on a level basis over the expected future earnings period through the assumed retirement date. The table below presents annual benefits under the Retirement Plan assuming retirement during 2002 at various levels of compensation and years of credited service.

              Estimated Annual Retirement Benefit Payable at Age 65
        Ten Year Certain and Life Annuity to an Employee Retiring in 2002
        -----------------------------------------------------------------
                          Years of Credited Service (1)
        -----------------------------------------------------------------

Final Average
Earnings (2)           10            15             20             25             30          35 or More
-----------------------------------------------------------------------------------------------------------
$ 25,000               2,750         4,125         5,500         6,875           8,250             9,625
$ 50,000               6,012         9,017        12,023        15,029          18,035            21,040
$100,000              13,512        20,267        27,023        33,779          40,535            47,290
$150,000              21,012        31,517        42,023        52,529          63,035            73,540
$160,000              22,512        33,767        45,023        56,279          67,535            78,790
$170,000              24,012        36,017        48,023        60,029          72,035            84,040
$180,000              25,512        38,267        51,023        63,779          76,535            89,290
$190,000              27,012        40,517        54,023        67,529          81,035            94,540
$200,000(3)           28,512        43,767        57,023        71,279          85,635            99,790

(1)  As of December 31, 2002, William J. Campbell, Kenneth D. Walter and Robert
     A. Hughes had 39, 16 and 12 years of credited service, respectively.
(2) The covered compensation under the Retirement Plan includes the salary and bonus for the Named Executive Officer, as disclosed in the "Summary Compensation Table."
(3) $200,000 is the maximum compensation for computation of benefits under the Tax Reform Act of 1986, for the 2002 Plan year. The maximum benefit payable under the qualified plan for 2002 is $160,000.

     Supplemental Executive Retirement Plan. The Board of Directors of the Bank adopted a Supplemental Executive Retirement Plan ("SERP") in 1989 for the benefit of key employees of the Bank. This plan is intended to constitute a non-qualified, deferred retirement plan. Persons eligible to participate will be designated by the Board of Directors from time to time and upon terms and conditions as the Board of Directors shall agree upon. A participant who retires at age 65 (the "Normal Retirement Age") will be entitled to an annual retirement benefit equal to seventy-five percent (75%) of his compensation, at the effective date of retirement, reduced by his Retirement Plan annual benefit plus an amount equal to any reduction in Company contributions on behalf of the participant resulting from limitations mandated by the Code. Participants retiring before the Normal Retirement Age will receive the same benefits reduced by a percentage based on years of service to the Bank and the number of years prior to the Normal Retirement Age that the participant retires. In 1997, the SERP was amended so that should Messrs. Campbell or Hughes receive benefits under the SERP, such benefits will be payable to the recipient for a period of fifteen (15) years certain.

Equity Compensation Plan Information

     The following table gives information about the Company's Common Stock that may be issued upon the exercise of options, warrants and rights under all existing equity compensation plans as of December 31, 2002.

                      Equity Compensation Plan Information


                                                                                        (c)
                                                                                Number of Securities
                                                                (b)                  Remaining
                                                             Weighted           Available for Future
                                     (a)                     Average                  Issuance
                             Number of Securities        Exercise Price of          Under Equity
                              to be Issued Upon             Outstanding             Compensation
                                 Exercise of                 Options,             Plans (Excluding
                             Outstanding Options,            Warrants                 Securities
       Plan Category         Warrants and Rights            and Rights         Reflected in Column (a))
-------------------------   ---------------------        -----------------     ------------------------
Equity Compensation Plans
Approved by Stockholders              0                          0                       0  (1)(2)

Equity Compensation Plans
Not Approved by
Stockholders                          0                          0                       0

                            ---------------------                              -------------------------
      Total                           0                                                  0
    ---------

     (1) Although the Incentive Option Plan is still in effect, there are no options outstanding under the plan and additional shareholder approval is required in order to issue additional shares under the Plan.

     (2) The amounts in this table do not include the shares issuable under the 2003 Stock-Based Incentive Plan submitted for shareholder approval in Proposal III.

Indebtedness of Management and Transactions With Certain Related Persons

     In the ordinary course of business, the Bank has made loans, and may continue to make loans in the future, to its officers, directors and employees. Loans to executive officers and directors are made in the ordinary course of business, on substantially the same terms including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

             PROPOSAL II. APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF
                        AUTHORIZED SHARES OF COMMON STOCK

     On February 10, 2003, the Board of Directors voted unanimously to submit for stockholder approval a proposed amendment to the Company's Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 7,000,000 to 25,000,000 shares. The Board of Directors has declared the proposed amendment to be advisable and in the best interests of the Company and its stockholders and recommends that the stockholders approve the amendment.

     As of February 10, 2003, there were approximately:

          -    5,145,986 shares of common stock issued and outstanding.

          - no shares reserved under the various options plans (there were no options outstanding) or the Company's Employee Stock Ownership Plan.

     Accordingly, giving effect to such issuances and reserves, approximately 1,854,014 shares of common stock of the 7,000,000 currently authorized would remain available for issuance. If the proposed 2003 Stock-Based Incentive Plan described in Proposal III is approved by the stockholders, there will be 154,380 shares of common stock reserved for issuance under the plan, leaving 1,699,634 of currently authorized stock available for issuance. If this Proposal II is approved, there will be approximately 19,854,014 shares of common stock of the 25,000,000 authorized that will available for issuance (19,699,634 shares assuming passage of Proposal III). The Company has no present agreement, commitment, plan or intent to issue any of the additional shares of common stock provided for in this Proposal other than as discussed herein. If this Proposal is approved, the additional authorized common stock, as well as the currently authorized but unissued common stock, would be immediately available in the future for such corporate purposes as the Board deems advisable from time to time without further action by the stockholders, unless such action is required by applicable law or any stock exchange or securities market upon which the Company's shares may be listed.

     The additional authorized common stock resulting from the approval of this Proposal will have the same terms and rights as the existing common stock. Holders of the common stock of the Company do not presently have preemptive rights nor will they as a result of the approval of this Proposal.

     The Board anticipates that the authorized common stock in excess of those shares issued and reserved for issuance (including, if authorized, the additional common stock provided for in this Proposal) will be utilized for general corporate purposes, including grants of stock options and stock based awards. These shares may also be publicly sold or privately placed as part of financing transactions and may be used by the Company in connection with acquisitions, commercial agreements and stock splits. Such an increase in shares also could be used to make a change in control of the Company more difficult. Although the Company has no current plan or intention to issue such shares as a takeover defense, the additional authorized shares could be used to discourage persons from attempting to gain control of the Company or to make the removal of management more difficult. Management is not currently aware of any specific effort to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management, or otherwise. Management may itself from time to time consider a number of strategic alternatives designed to increase shareholder value, including joint ventures, acquisitions and other forms of alliances as well as the sale of all or part of the Company, and may determine to issue shares in connection with such a transaction.

     It should be noted that, subject to the limitations discussed above, the Board can currently take all of the types of Board action described in the preceding paragraphs. The power of the Board to take such actions would not be enhanced by the passage of this Proposal, although this Proposal would increase the number of shares of common stock that are subject to such action. If the stockholders approve the amendment, it will become effective upon the Company's executing, acknowledging and filing a Certificate of Amendment with the Secretary of State of New Jersey.

     If this Proposal is approved and the amendment to the Certificate of Incorporation becomes effective, the first paragraph of Article FOURTH of the Certificate of Incorporation, which sets forth the Company's presently authorized capital stock, will be amended to read as follows:

     "FOURTH:

     A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is twenty-eight million (28,000,000) consisting of:

     (a) three million (3,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the "Preferred Stock"); and

     (b) twenty-five million (25,000,000) shares of Common Stock, par value one cent ($.01) per share (the "Common Stock")."

     Unless marked to the contrary or properly executed but returned blank, the shares represented by the enclosed proxy card will be voted FOR the amendment to the certificate of incorporation to increase the authorized shares of common stock.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
           AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO
            INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON
                       STOCK FROM 7,000,000 TO 25,000,000.

               PROPOSAL III. APPROVAL OF THE PAMRAPO BANCORP, INC.
                         2003 STOCK-BASED INCENTIVE PLAN

     The Board of Directors of the Company adopted the Pamrapo Bancorp, Inc. 2003 Stock-Based Incentive Plan (the "2003 plan"), subject to approval by the Company's stockholders. A copy of the 2003 plan is attached hereto as Annex B.

     The ability to provide stock-based benefits in the future both to attract people of experience and ability and to retain existing employees is critical to sustain the Company's continued growth and success. The granting of stock-based benefits advances the interests of the Company and its stockholders by providing employees with additional incentive in the form of a proprietary interest in the Company to perform in a superior manner. Furthermore, the Company's Board of Directors believes that stock-based benefits are an important component of the Company's overall compensation strategy. To continue to be able to attract and retain valuable employees, the Company must have the ability to offer market competitive, long-term compensation opportunities. For these reasons, the Company wishes to continue its program of providing stock-based benefits to employees. The Company has not made and does not have any current plans for any specific awards to be made under the 2003 plan.

Summary of the Plan

     Type of Awards and Participants. The 2003 plan provides for the grant of stock options and restricted stock awards to employees of the Company and its affiliates.

     Number of Shares of Common Stock Available. A total of 154,380 shares of common stock are reserved for issuance under the 2003 plan. Reserved shares may be used for purchase pursuant to the exercise of stock options (incentive stock options and non-statutory stock options) and grants of restricted stock under the 2003 plan. These shares may come from either authorized but unissued shares or shares held in treasury. No employee may receive grants under the 2003 plan in any one calendar year that exceed, in the aggregate, more than 25% of the total share shares reserved under the 2003 plan.

     Administration. The 2003 plan will be administered by a committee of the Board of Directors of the Company. The committee has the power to decide: (1) who will be granted restricted stock awards or options; (2) the number of shares underlying each option and the number of shares of restricted stock; (3) the date or dates when each award will vest in whole or in part and the terms and conditions of vesting; and (4) any other terms and conditions, so long as those other terms and conditions are not inconsistent with the 2003 plan. Participants will receive written award agreements outlining the terms and conditions of their awards under the 2003 plan. The committee's determinations and interpretations of the 2003 plan and the options and restricted stock awards granted under the 2003 plan are final and binding upon all 2003 plan participants.

     Stock Options. All options granted under the 2003 plan will be granted at not less than 100% of the fair market value of the Company's common stock on the date of grant. No option shall have a term of longer than ten years from the date of grant. The 2003 plan does not permit the repricing of previously granted stock options or the cancellation and regrant of stock options without stockholder approval.

     Restricted Stock Awards. Restricted stock award recipients may receive cash and stock dividends or other distributions (if any) on their shares of restricted stock. In addition, restricted stock award recipients may direct the voting of shares of restricted stock awarded to them.

     Effect of Termination of Employment or Service. If a participant's employment or service is terminated, he or she may exercise his or her options for the period of time specified in the optionee's award agreement. Additionally, any unvested shares of restricted stock will be treated as specified in the restricted stock award recipient's award agreement.

     Effect of a Change in Control. If a change in control (as defined in the 2003 plan) occurs, each outstanding stock option and restricted stock award will become fully vested. All unexercised stock options will remain exercisable for their full term.

     Transferability. The 2003 plan generally does not allow for the transfer of options, except if specified in a written will of an optionee or by the laws of descent and distribution. However, under limited circumstances, and with the committee's approval, non-statutory stock options may be transferred for valid estate planning purposes (as described in the 2003 plan). Restricted stock awards are transferable only by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order.

     Term of the 2003 plan. The 2003 plan will be effective upon shareholder approval and expire on the tenth anniversary of the effective date, unless terminated sooner by the Board.

     Amendment of the 2003 plan. The 2003 plan allows the Board to amend the 2003 plan in certain respects without stockholder approval, unless such approval is required to comply with a tax law, regulatory requirement or specific provision of the 2003 plan.

     Certain Federal Income Tax Consequences. The following brief description of the material tax consequences of stock options and restricted stock awards granted under the 2003 plan is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

     Generally, the grant of a non-statutory stock option is not a taxable event. However, upon the exercise of a non-statutory stock option, an optionee will recognize ordinary income, taxable as additional compensation, equal to the difference between the option's exercise price and the fair market value of the Company common stock on the date of exercise, multiplied by the number of shares purchased upon the exercise of the option. The Company will receive a tax deduction equal to the ordinary income recognized by the optionee. Employees exercising non-statutory stock options are subject to federal, state and local (if any) tax withholding on the ordinary income.

     The grant of an incentive stock option is not a taxable event, nor is the exercise of an incentive stock option, if an optionee does not dispose of the common stock acquired upon exercise for a period of two years from the date of grant or one year following the date of exercise. If the optionee disposes of the shares prior to the expiration of either of these required holding periods, the optionee will have a disqualifying disposition and will recognize ordinary income, taxable as additional compensation, equal to the difference between the lesser of (i) the price realized upon disposition of the stock received upon exercise of the option or (ii) the fair market value of the Company common stock on the date of exercise, multiplied by the number of shares purchased upon the exercise of the option. In such a case, the Company will receive a tax deduction equal to the ordinary income recognized by the optionee. Currently, the Internal Revenue Service does not require tax withholding on income resulting from disqualifying dispositions.

     Taxable income will not be recognized by an individual upon the grant of an award of restricted stock, unless the recipient makes an election under Section 83(b) of the Internal Revenue Code. In the absence of a Section 83(b) election, the lapse of any transfer or forfeiture restrictions applicable to the restricted stock award will cause the recipient to recognize ordinary income, taxable as additional compensation, and the Company will be entitled to a corresponding deduction equal to the amount of taxable income recognized by the recipient. A recipient who makes a Section 83(b) election will recognize ordinary income, taxable as additional compensation, at the time the award is granted and the Company will be entitled to a corresponding deduction equal to the amount of taxable income recognized by the recipient. The amount of ordinary income recognized by the recipient equals the fair market value of the Company's common stock on the relevant date (the date of grant in the case of a Section 83(b) election or if no Section 83(b) election, the date on which the applicable transfer or forfeiture restrictions lapse) less the amount, if any, the recipient is required to pay for the stock. If the recipient makes a Section 83(b) election, there are no federal income tax consequences to either the recipient or the Company at the time any applicable transfer or forfeiture restrictions lapse.

     Unless marked to the contrary or properly executed but returned blank, the shares represented by the enclosed proxy card will be voted FOR approval of the 2003 Pamrapo Bancorp, Inc. 2003 Stock-Based Incentive Plan.

                PROPOSAL IV. RATIFICATION OF INDEPENDENT AUDITORS

     The Company's independent auditors for the fiscal year ended December 31, 2002 were Radics & Co., LLC. The Company's Board of Directors has re-appointed Radics & Co., LLC to continue as independent auditors for the Bank and the Company for the fiscal year ending December 31, 2003, subject to ratification of such appointment by the stockholders. Representatives of Radics & Co., LLC are expected to attend the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

         Fees for the last fiscal year were:

         Audit fees:

           Audit                                   $ 84,240
           Audit and Related Services              $ 42,250
                                                   --------
                                                   $126,490
         All other fees                            $ 18,900

     Unless marked to the contrary or properly executed but returned blank, the shares represented by the enclosed proxy card will be voted FOR ratification of the appointment of Radics & Co., LLC as the independent auditors of the Company.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
        THE APPOINTMENT OF RADICS & CO., LLC AS THE INDEPENDENT AUDITORS
                                OF THE COMPANY.

                             ADDITIONAL INFORMATION

Stockholder Proposals For Annual Meeting Held in 2004

     To be included in the proxy statement and form of proxy for the annual meeting of stockholders to be held in 2004, a stockholder proposal must be received by the Secretary of the Company at the address set forth on the attached Notice of Annual Meeting of Stockholders, not later than December 2, 2003. Any such proposal will be subject to Rule 14a-8 of the rules and regulations of the SEC.

     The bylaws of the Company provide an advance notice procedure for certain business to be brought before the Annual Meeting. In order for a stockholder to properly bring business before the Annual Meeting, the stockholder must give written notice to the Secretary of the Company not less than thirty (30) days before the time originally fixed for such meeting; provided, however, that in the event that less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. The notice must include the stockholder's name, record address and the class and number of shares owned by the stockholder and describe briefly the proposed business, the reasons for bringing the business before the Annual Meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided.

     Although the bylaw provisions do not give the Board of Directors any power to approve or disapprove of stockholder nominations for the election of directors or any other business desired by a stockholder to be conducted at the Annual Meeting, the bylaw provisions may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular meeting if the proper procedures are not followed, and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of the Company, even if the conduct of such business or such attempt might be beneficial to the Company and its stockholders.

Other Matters Which May Properly Come Before the Meeting

     The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Whether or not you intend to be present at this Annual Meeting, you are urged to return your proxy promptly. If you are present at this Annual Meeting and wish to vote your shares in person, your proxy may be revoked upon request.

     A COPY OF THE FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, AS FILED WITH THE SEC WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, PAMRAPO BANCORP, INC., 611 AVENUE C, BAYONNE, NEW JERSEY 07002.

                                              By Order of the Board of Directors

                                              /s/ Margaret Russo

                                              Margaret Russo
                                              Secretary

Bayonne, New Jersey
March 31, 2003

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU HAD PLANNED TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                         ANNEX A

            CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION

                            OF PAMRAPO BANCORP, INC.

     PAMRAPO BANCORP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of New Jersey, DOES HEREBY
CERTIFY:

     FIRST: That the Board of Directors of said corporation, at a meeting duly convened and held, adopted the following resolution:

     RESOLVED, that the Certificate of Incorporation be amended by changing the article thereof numbered "FOURTH" so that, as amended, said article shall be and read as follows:

     "FOURTH:

     A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is twenty-eight million (28,000,000) consisting of:

          (a) three million (3,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the "Preferred Stock"); and

          (b) twenty-five million (25,000,000) shares of Common Stock, par value one cent ($.01) per share (the "Common Stock").

     B. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of New Jersey (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation."

     SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 14A:9-1(1) of the General Corporation Law of the State of New Jersey.

     IN WITNESS WHEREOF, said corporation has caused this Certificate of Amendment to Certificate of Incorporation to be signed by its Chief Executive Officer this March 31, 2003.

                                       /s/ William J. Campbell

                                       William J. Campbell
                                       President and Chief
                                       Executive Officer

                                                                         ANNEX B

                              PAMRAPO BANCORP, INC.
                         2003 Stock-Based Incentive Plan

1.        DEFINITIONS.

(a) "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Company, as such terms are defined in Sections 424(e) and 424(f) of the Code.

(b)       "Bank" means Pamrapo Savings Bank, S.L.A.

(c)       "Board of Directors" means the board of directors of the Company.

(d) "Change in Control" means a change in control of the Bank or Company of a nature that (i) would be required to be reported in response to Item 1 of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Sections 13 or 15(d) of the Exchange Act;
          (ii) results in a "change of control" or "acquisition of control" within the meaning of the regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency) found at 12 C.F.R. Part 574, as in effect on the date hereof; provided, however, that in applying the definition of change in control as set forth under such regulations the Board of Directors shall substitute its judgment for that of the OTS; or (iii) without limitation a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 20% or more of the Bank's or the Company's outstanding securities except for any securities of the Bank purchased by the Company and any securities purchased by any tax-qualified employee benefit plan of the Bank; or (B) individuals who constitute the Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by a nominating committee serving under the Incumbent Board, shall be, for purposes of this clause (B), considered as though he or she were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction occurs in which the Bank or Company is not the resulting entity; or
          (D) a solicitation of shareholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank or similar transaction with one or more corporations, as a result of which the outstanding shares of the class of securities then subject to the plan are exchanged for or converted into cash or property or securities not issued by the Bank or the Company; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or the Company.

(e)       "Code" means the Internal Revenue Code of 1986, as amended.

(f) "Committee" means the committee designated, pursuant to Section 2 of the Plan, to administer the Plan.

(g) "Common Stock" means the common stock of the Company, par value $.01 per share.

(h)       "Company" means Pamrapo Bancorp, Inc.

(i) "Disability" means any mental or physical condition, with respect to which an individual qualifies for and receives benefits under a long-term disability plan of the Company or an Affiliate, or in the absence of such a long-term disability plan or coverage under such a plan, "Disability" shall mean a physical or mental condition which, in the sole discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent the individual from fulfilling his duties or responsibilities to the Company or an Affiliate.

(j) "Employee" means any person employed by the Company or an affiliate. Directors who also are employees of the Company or an Affiliate shall be considered Employees under the Plan. The Company's classification as to who is an Employee shall be determinative for purposes of an individual's eligibility under the Plan.

(k)       "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(l) "Exercise Price" means the price at which an Employee may purchase a share of Common Stock pursuant to an Option.

(m) "Fair Market Value" means the market price of Common Stock, determined by the Committee as follows:

          (i) If the Common Stock was traded on the date in question on the Nasdaq Stock Market, then the Fair Market Value shall be equal to the closing price reported for such date;

          (ii) If the Common Stock was traded on a stock exchange for the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

          (iii) If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

          Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. The Committee's determination of Fair Market Value shall be conclusive and binding on all persons.

(n) "Incentive Stock Option" means a stock option granted under the Plan, that is intended to meet the requirements of Section 422 of the Code.

(o) "Non-Statutory Stock Option" means a stock option granted to an Employee under the Plan that is not intended to be and is not identified as an Incentive Stock Option, or a stock option granted under the Plan that is intended to be and is identified as an Incentive Stock Option, but that does not meet the requirements of
          Section 422 of the Code.

(p)       "Option" means an Incentive Stock Option or a Non-Statutory Stock
          Option.

(q)       "Plan" means this Pamrapo Bancorp, Inc. 2003 Stock-Based Incentive
          Plan.

(r) "Restricted Stock Award" means an award of restricted stock granted to an Employee pursuant to Section 6 of the Plan.

(s) "Retirement" means a termination of employment (i) from the Company or an Affiliate at an age and with employment service that would entitle the Employee to a pension under the defined benefit pension plan sponsored by the Bank if the Employee were a participant in such pension plan or (ii) under circumstances designated as a Retirement by the Committee.

(t) "Termination for Cause" means termination because of an Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or material breach of any provision of any employment agreement between the Company and/or any Affiliate of the Company and any Employee.

2.        PURPOSE.

This Plan is intended to provide the Company and its Affiliates with a means to continue using stock as a form of compensation. Pursuant to the terms of the Plan, the Committee may grant stock options and restricted stock to Employees of the Company and its affiliates.

3.        ADMINISTRATION.

(a) The Committee shall administer the Plan. The Committee shall consist of two (2) or more disinterested directors of the Company, who shall be appointed by the Board of Directors. A member of the Board of Directors shall be deemed "disinterested" only if he or she satisfies:
          (i) such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code. The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more directors of the Company or an Affiliate, who need not be disinterested, that may grant awards and administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act.

(b)  The Committee shall:

     (i) select the Employees who are to receive grants of awards under the Plan;

     (ii) determine the type, number, vesting requirements and other features and conditions of such awards made under the Plan;

     (iii) interpret the Plan and Award Agreements (as defined below); and

     (iv)  make all other decisions related to the operation of the Plan.

     The Committee shall adopt any rules or guidelines that it deems appropriate to implement and administer the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

(c) Each award granted under the Plan shall be evidenced by a written agreement ("Award Agreement"). Each Award Agreement shall constitute a binding contract between the Company or an Affiliate and the award holder, and every award holder, upon acceptance of an Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement. The terms of each Award Agreement shall be set in accordance with the Plan, but each Award Agreement also may include any additional provisions and restrictions determined by the Committee. In particular, and at a minimum, the Committee shall set forth in each Award Agreement:

     (i)   the type of award granted;

     (ii)  the Exercise Price of any Option;

     (iii) the number of shares subject to the award;

     (iv)  the expiration date of the award;

     (v) the manner, time and rate (cumulative or otherwise) of exercise or vesting of the award; and

     (vi) the restrictions, if any, placed upon the award, or upon shares which may be issued upon the exercise or vesting of the award.

     The Chairman of the Committee and such other directors and officers as shall be designated by the Committee are hereby authorized to execute Award Agreements on behalf of the Company or an Affiliate and to cause them to be delivered to the recipients of awards granted under the Plan.

(d) The Committee may delegate all authority for the determination of forms of payment to be made or received by the Plan and for the execution of any Award Agreement. The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Company or an Affiliate for determinations to be made pursuant to the Plan.

4.   STOCK SUBJECT TO THE PLAN.

Subject to adjustment as provided in Section 11 of the Plan, the number of shares reserved for awards under the Plan is 154,380, including shares for purchase pursuant to the exercise of Options (Incentive Stock Options and Non-Statutory Stock Options) and grants of Restricted Stock Awards. The shares of Common Stock issued under the Plan either may be authorized but unissued shares or authorized shares previously issued and acquired or reacquired by the Company. Shares underlying outstanding awards will be unavailable for any other use, including future grants under the Plan, except that, to the extent the awards terminate, expire or are forfeited without vesting or having been exercised, new awards may be granted with respect to these shares subject to the limitations set forth in this Section 4. Notwithstanding these overall limitations, no Employee may receive grants of awards under the Plan in any one calendar year that, in the aggregate, cover more than 25% of the total shares reserved for awards under the Plan.

5.   OPTIONS.

The Committee may, subject to the limitations of this Plan and the availability of shares of Common Stock reserved but not previously awarded under the Plan, grant Options to eligible Employees, subject to terms and conditions as it may determine, to the extent that such terms and conditions are consistent with the following provisions:

(a) Exercise Price. The Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant.

(b) Terms of Options. In no event may an Employee exercise an Option, in whole or in part, more than ten (10) years from the date of grant.

(c) Non-Transferability. Unless otherwise determined by the Committee in accordance with this Section 5(c), an Employee may not transfer, assign, hypothecate, or dispose of an Option in any manner, other than by will or the laws of intestate succession. The Committee may, however, in its sole discretion, permit transfer or assignment of a Non-Statutory Stock Option, if it determines that the transfer or assignment is for valid estate planning purposes and is permitted under the Code and Rule 16b-3 of the Exchange Act. For purposes of this Section 5(c), a transfer for valid estate planning purposes includes, but is not limited to, transfers:

     (i) to a revocable inter vivos trust, as to which an Employee is both settlor and trustee; or

     (ii) for no consideration to: (1) any member of the Employee's Immediate Family; (2) a trust solely for the benefit of members of the Employee's Immediate Family; (3) any partnership whose only partners are members of the Employee's Immediate Family; or (4) any limited liability corporation or other corporate entity whose only members or equity owners are members of the Employee's Immediate Family.

     For purposes of this Section 5(c), "Immediate Family" includes, but is not necessarily limited to, an Employee's parents, grandparents, spouse, children, grandchildren, siblings (including half brothers and sisters), and individuals who are family members by adoption. Nothing contained in this Section 5(c) shall be construed to require the Committee to approve the transfer or assignment of any Non-Statutory Stock Option, in whole or in part. Receipt of the Committee's approval to transfer or assign a Non-Statutory Stock Option, in whole or in part, does not mean that the Committee must approve a transfer or assignment of any other Non-Statutory Stock Option, or portion thereof. The transferee or assignee of any Non-Statutory Stock Option shall be subject to all terms and conditions applicable to the Option immediately prior to transfer or assignment, and shall remain subject to any other conditions proscribed by the Committee with respect to the Option.

(d) Special Rules for Incentive Stock Options. Notwithstanding foregoing provisions, the following rules apply to grants of Incentive Stock Options:

     (i)   If an Employee owns or is treated as owning, for purposes of
           Section 422 of the Code, Common Stock representing more than ten percent (10%) of the total combined voting securities of the Company at the time the Committee grants the Incentive Stock Option (a "10% Owner"), the Exercise Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant.

     (ii) An Incentive Stock Option granted to a 10% Owner shall not be exercisable more than five (5) years from the date of grant.

     (iii) To the extent the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year, under the Plan or any other stock option plan of the Company, exceeds $100,000, or such higher value as may be permitted under Section 422 of the Code, Options in excess of the limit shall be treated as Non-Statutory Stock Options. Fair Market Value shall be determined as of the date of grant for each Incentive Stock Option.

     (iv) Each Award Agreement for an Incentive Stock Option shall require the Employee to notify the Committee within ten (10) days of any disposition of shares of Common Stock under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions).

(e) Acceleration Upon a Change in Control. Upon a Change in Control, all Options held by an Employee as of the date of the Change in Control shall immediately become exercisable and shall remain exercisable until the expiration of the Option term.

(f) Termination of Employment or Service. The following rules apply upon the termination of an Employee's employment or other service:

     (i) In General. Unless the Committee determines otherwise, upon termination of employment or service for any reason other than Retirement, Disability or death, or Termination for Cause, the Employee may exercise only those Options that were vested and immediately exercisable by the Employee at the date of termination, and only for a period of three (3) months from the date of termination, or, if sooner, until the expiration of the Option term.

     (ii) Retirement. Unless the Committee determines otherwise, upon an Employee's Retirement, the Employee may exercise only those Options that were vested and immediately exercisable by the Employee at the date of Retirement, and only for a period of one (1) year from the date of Retirement, or, if sooner, until the expiration of the Option term.

     (iii) Disability or Death. Unless the Committee determines otherwise, upon termination of an Employee's employment or service due to Disability or death, all Non-Statutory Stock Options shall become vested and immediately exercisable and shall remain exercisable for a period of one (1) year from the date of termination, or, if sooner, until the expiration of the Option term.

     (iv) Termination for Cause. Unless the Committee determines otherwise, upon Termination for Cause, all rights of an Employee to exercise vested and immediately exercisable Options shall expire immediately upon the effective date of Termination for Cause.

6.   RESTRICTED STOCK AWARDS.

The Committee may make grants of Restricted Stock Awards, which shall consist of the grant of a specified number of shares of Common Stock to an Employee upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a) Grants of Stock. Restricted Stock Awards only may be granted in whole shares of Common Stock.

(b) Non-Transferability. Except to the extent permitted by the Code, the rules promulgated under Section 16(b) of the Exchange Act or any successor statutes or rules:

     (i) The recipient of a Restricted Stock Award grant shall not sell, transfer, assign, pledge, or otherwise encumber shares subject to the grant until full vesting of such shares has occurred. For purposes of this section, the separation of beneficial ownership and legal title through the use of any "swap" transaction is deemed to be a prohibited encumbrance.

     (ii) Unless determined otherwise by the Committee and except in the event of the Participant's death or pursuant to a domestic relations order, a Restricted Stock Award grant is not transferable and may be earned in his or her lifetime only by the Employee to whom it is granted. Upon the death of an Employee, a Restricted Stock Award grant is transferable by will or the laws of descent and distribution. The designation of a beneficiary shall not constitute a transfer.

     (iii) If the recipient of a Restricted Stock Award is subject to the provisions of Section 16 of the Exchange Act, shares of Common Stock subject to the grant may not, without the written consent of the Committee (which consent may be given in the Award Agreement), be sold or otherwise disposed of within six (6) months following the date of grant.

(c) Acceleration of Vesting Upon a Change in Control. Upon a Change in Control, all Restricted Stock Awards held by an Employee as of the date of the Change in Control shall immediately become vested and any further restrictions shall lapse.

(d) Termination of Employment or Service. The following rules will govern the treatment of a Restricted Stock Award upon the termination of an Employee's termination of employment or other service:

     (i) In General. Unless the Committee determines otherwise, upon the termination of an Employee's employment or service for any reason other than Retirement, Disability or death, or Termination for Cause, any Restricted Stock Award in which the Employee has not become vested as of the date of such termination shall be forfeited and any rights the Employee had to such Restricted Stock Award shall become null and void.

     (ii) Retirement. Unless the Committee determines otherwise, upon an Employee's Retirement, any Restricted Stock Award in which the Participant has not become vested as of the date of Retirement shall be forfeited and any rights the Employee had to such unvested Restricted Stock Awards shall become null and void.

     (iii) Disability or Death. Unless otherwise determined by the Committee, in the event of a termination of the Employee's service due to Disability or death all unvested Restricted Stock Awards held by such Participant shall immediately vest as of the date of such termination.

     (iv) Termination for Cause. Unless otherwise determined by the Committee, in the event of the Employee's Termination for Cause, all Restricted Stock Awards in
          which the Employee had not become vested as of the effective date of such termination shall be forfeited and any rights such Employee had to such unvested Restricted Stock Awards shall become null and void.

(e) Issuance of Certificates. Unless otherwise held in trust and registered in the name of the trustee of the trust, reasonably promptly after the date of grant with respect to shares of Common Stock pursuant to a Restricted Stock Award, the Company shall cause to be issued a stock certificate, registered in the name of the Employee to whom the Restricted Stock Award was granted, evidencing such shares; provided, however, that the Company shall not cause a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

          "The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Pamrapo Bancorp, Inc. 2003 Stock-Based Incentive Plan and Award Agreement entered into between the registered owner of such shares and Pamrapo Bancorp, Inc. or its Affiliates. A copy of the Plan and Award Agreement is on file in the office of the Corporate Secretary of Pamrapo Bancorp, Inc."

     This legend shall not be removed until the Employee becomes vested in such shares pursuant to the terms of the Plan and Award Agreement. Each certificate issued pursuant to this Section 6(e) shall be held by the Company or its Affiliates, unless the Committee determines otherwise.

(f) Treatment of Dividends. Whenever shares of Common Stock underlying a Restricted Stock Award are distributed to an Employee or beneficiary thereof under the Plan (or at such other time as the Committee may determine with respect to an Employee), the recipient or beneficiary also shall be entitled to receive, with respect to each such share distributed, a payment equal to any cash dividends or other distributions and the number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of the Common Stock if the record date for determining shareholders entitled to receive such dividends or other distributions falls between the date the relevant Restricted Stock Award was granted and the date the relevant Restricted Stock Award or installment thereof is issued. There also shall be distributed an appropriate amount of net earnings, if any, of the trust with respect to any dividends paid out on the shares related to the Restricted Stock Award.

(g) Voting of Restricted Stock Awards. After a Restricted Stock Award has been granted but before the shares covered by such Restricted Stock Award have vested and been distributed to the Employee pursuant to the Plan, the Employee shall be entitled to vote or to direct the trustee to vote, as the case may be, such shares of Common Stock which the Restricted Stock Award covers, subject to the rules and procedures adopted by the Committee for this purpose and in a manner consistent with the trust agreement.

7.   DEFERRED PAYMENTS.

The Committee, in its discretion, may permit an Employee to elect to defer the receipt of all or any part of any cash or stock payment under the Plan, or the Committee may determine to defer receipt by some or all Employees, of all or a portion of any payment. The Committee shall determine the terms and conditions of any permitted deferral, including the period of deferral, the manner of deferral and the method used to measure appreciation on deferred amounts until paid.

8.   METHOD OF EXERCISING OPTIONS.

Subject to any applicable Award Agreement, an Employee may exercise any Option, in whole or in part, at such time or times as the Committee specifies in the Award Agreement. The Employee may make payment of the Exercise Price in such form or forms as the Committee specifies in the Award Agreement, including, without limitation, payment by delivery of cash, Common Stock or other consideration (including, where permitted by law and the Committee, Options) having a Fair Market Value equal to the total Exercise Price on the day immediately preceding the exercise date. The Committee may also allow payment by any combination of cash, shares of Common Stock and other consideration, including exercise by means of a cashless exercise arrangement with a qualified broker-dealer.

9.   RIGHTS OF EMPLOYEES.

No Employee shall have any rights as a shareholder with respect to any shares of Common Stock covered by a grant under this Plan until the date of issuance of a stock certificate for such Common Stock. Nothing contained in this Plan or in any Award Agreement confers on any person the right to continue in the employ or service of the Company or an Affiliate or interferes in any way with the right of the Company or an Affiliate to terminate an Employee's services.

10.  DESIGNATION OF BENEFICIARY.

With the Committee's consent, an Employee may designate a person or persons to receive, upon the Employee's death, any award to which the Employee would then be entitled. This designation shall be made upon forms supplied by and delivered to the Company and it may be revoked in writing. If an Employee fails to effectively designate a beneficiary, the Employee's estate shall be deemed to be the beneficiary for purposes of the Plan.

11.  DILUTION AND OTHER ADJUSTMENTS.

In the event of any change in the outstanding shares of Common Stock, by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or any other increase or decrease in such shares, without receipt or payment of consideration by the Company, or in the event an extraordinary capital distribution is made, the Committee may make adjustments to previously granted awards, to prevent dilution, diminution, or enlargement of the rights of Employees, including any or all of the following:

(a) adjustments in the aggregate number or kind of shares of Common Stock or other securities that may underlie future awards under the Plan;

(b) adjustments in the aggregate number or kind of shares of Common Stock or other securities that underlie awards already made under the Plan; and

(c)  adjustments in the Exercise Price of outstanding Options.

The Committee, however, shall not make adjustments that materially change the value of benefits available to an individual under a previously granted award. All awards under this Plan shall be binding upon any successors or assigns of the Company.

12.  TAXES.

(a) Under this Plan, whenever cash or shares of Common Stock are to be delivered, the Committee is entitled to require as a condition of delivery that:

     (i) the Employee remits an amount sufficient to satisfy all related federal, state, and local withholding tax requirements;

     (ii) the withholding of such sums may come from compensation otherwise due to the Employee or from shares of Common Stock due to the Employee under this Plan; or

     (iii) any combination of (i) and (ii), above; provided, however, that no amount shall be withheld from any cash payment or shares of Common Stock related to an Option transferred by the Employee in accordance with this Plan.

(b) If any disqualifying disposition, as described in Section 5(d)(iv), is made with respect to shares of Common Stock acquired under an Incentive Stock Option granted in accordance with this Plan, or any transfer described in Section 5(c) is made, or any election described in Section 13 is made, the person making such disqualifying disposition, transfer, or election shall remit to the Company or its Affiliates an amount sufficient to satisfy any federal, state, and local tax withholding requirements. In lieu of or in addition to the foregoing, however, the Company or its Affiliates shall have the right to withhold such sums from compensation otherwise due to the Employee, or, except in the case of any transfer pursuant to Section 5(c), from any shares of Common Stock due to the Employee under this Plan.

13.  NOTIFICATION UNDER SECTION 83(b).

The Committee may, on the date of grant or at a later date, prohibit an Employee from making the election described below. If the Committee has not prohibited an Employee from making this election, and the Employee shall, in connection with the exercise of any award, make the election permitted under Section 83(b) of the Code, the Employee shall notify the Committee of the election within ten
(10) days of filing notice of the election with the Internal Revenue Service. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Section 83(b) of the Code.

14.  AMENDMENT OF THE PLAN AND AWARD GRANTS.

(a) Except as provided in paragraph (c) of this Section 14 the Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided, however, that provisions governing grants of Incentive Stock Options shall be submitted for shareholder approval to the extent required by law, regulation, or otherwise. Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring shareholder ratification or approval. Other provisions of this Plan shall remain in full force and effect. No termination, modification, or amendment of this Plan may adversely affect the rights of an Employee under an outstanding award without the written permission of the affected Employee.

(b) Except as provided in paragraph (c) of this Section 14 the Committee may amend any Award Agreement, prospectively or retroactively; provided, however, that no amendment shall adversely affect the rights of an Employee under an outstanding Award Agreement without the written consent of the affected Employee.

(c) In no event shall the Board of Directors without shareholder approval amend the Plan or shall the Committee amend an Award Agreement in any manner that effectively:

     (i) Allows any Option to be granted with an Exercise Price below the Fair Market Value of the Common Stock on the date of grant; or

     (ii) Allows the repricing of any Option previously granted under the Plan either through a reduction in the Exercise Price or through the cancellation and regrant of a new Option in exchange for the cancelled Option.

15.  EFFECTIVE DATE AND TERMINATION OF THE PLAN.

The Plan shall become effective upon approval by the Company's shareholders. The right to grant awards under the Plan will terminate upon the earlier of: (a) ten
(10) years after the effective date; or (b) the issuance of a number of shares of Common Stock pursuant to the exercise of Options and vesting of Restricted Stock Awards equal to the maximum number of shares reserved under the Plan, as set forth in Section 4. The Board of Directors may suspend or terminate the Plan at any time; provided, however, that no such action will adversely affect an

Employee's vested rights under a previously granted award, without the consent of the affected Employee.

16.  APPLICABLE LAW.

The Plan will be administered in accordance with the laws of the state of Delaware, except to the extent that Federal law is deemed to apply.

                              PAMRAPO BANCORP, INC.

              PROXY FOR ANNUAL MEETING TO BE HELD ON APRIL 30, 2003
        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of PAMRAPO BANCORP, INC., a New Jersey corporation (the "Company"), hereby constitute(s) and appoint(s) the Board of Directors, and each of them, with full power of substitution in each, as the agent, attorneys and proxies of the undersigned, for and in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of the Company to be held at Hi Hat Caterers, 180 West 54th Street, Bayonne, New Jersey, on April 30, 2003 at 11 a.m. (local time), and any adjournment(s) thereof, all of the shares of stock which the undersigned would be entitled to vote if then personally present at such meeting in the manner specified and on any other business as may properly come before the Meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN HEREON. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AS DIRECTORS UNDER PROPOSAL I, FOR PROPOSAL II, FOR PROPOSAL III, FOR PROPOSAL IV, AND AT THE PROXIES' DISCRETION, UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

1. ELECTION OF DIRECTORS OF ALL NOMINEES LISTED (EXCEPT AS MARKED TO THE CONTRARY BELOW): [X]

     FOR ALL NOMINEES                WITHHOLD                FOR ALL EXCEPT:

           [ ]                          [ ]                        [ ]

William J. Campbell, John A. Morecraft and Patrick D. Conaghan

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

2. APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THE COMPANY IS AUTHORIZED TO ISSUE FROM 7,000,000 TO 25,000,000 SHARES.

          FOR [ ]                  AGAINST [ ]                 ABSTAIN [ ]

3. APPROVAL OF THE COMPANY'S 2003 STOCK-BASED INCENTIVE PLAN.

          FOR [ ]                  AGAINST [ ]                 ABSTAIN [ ]

4. RATIFICATION OF RADICS & CO., LLC AS COMPANY AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

          FOR [ ]                  AGAINST [ ]                 ABSTAIN [ ]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment(s) thereof.

The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of a Notice of Annual Meeting and a Proxy Statement dated March 31, 2003.

                               Please Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

                               Dated ____________________________________, 2003

                                      Please mark votes as in this example

                               -------------------------------------------------
                               Signature

                               -------------------------------------------------
                               Signature if held jointly

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.